SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported)
                            January 7, 1999



                          LCA-Vision Inc.

       (Exact name of Registrant as specified in its Charter)


Delaware                      0-27610             11-2882328
(State or other jurisdiction (Commission         (IRS Employer
of incorporation)             File No.)      Identification Number)




7840 Montgomery Road, Cincinnati, Ohio                  45236
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                                 N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

On January 7, 1999 the Registrant issued the attached press release announcing another sharp increase in quarterly procedure volume.


Item 7.  Financial Statements and Exhibits

(a)  Exhibits


     99.1     Press Release dated January 7, 1999


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LCA-VISION INC.



Date: January 11, 1999             By:/s/Larry P. Rapp
                                        Larry P. Rapp,
                                        Chief Financial Officer

                              Exhibit 99.1


Headline: ----------------------------------------------


Contacts:   Dr. Stephen N. Joffe or         Ken DiPaola or
            Larry Rapp                      Joel Pomerantz
            LCA-Vision Inc.                 The Dilenschneider
            (513) 792-9292                  Group, Inc.
                                            (212) 922-0900


     LCA-VISION PERFORMED A RECORD 6,791 LASER VISION CORRECTION
     PROCEDURES IN FOURTH QUARTER, NEARLY DOUBLE A YEAR AGO

          Procedures Grow 137% in 1998 to a Record 23,080;
     Annual U.S. Wholly-Owned, Same-Center Volume Up 219 Percent

     CINCINNATI, January 7, 1999 -- LCA-Vision Inc. (NASDAQ:LCAV), one of the largest U.S.-based corporate providers of laser vision correction services, today reported another sharp increase in quarterly procedure volume. System-wide procedures in the fourth quarter nearly doubled to a record 6,791, up from 3,400 procedures for the same period a year ago.

     For all of 1998, system-wide procedures performed at LCA-Vision centers rose 137.6 percent to a record 23,080, up from 9,715 procedures in 1997. Growth was even more dramatic for LCA-Vision's wholly owned U.S. centers, where 1998 procedure volume grew 170.5 percent to 18,479, versus 6,832 procedures in 1997. (Annual growth rates reflect, in part, the addition of centers acquired from Summit Technologies in August 1997.)

     On a same-center basis, LCA-Vision's wholly owned centers in the U.S recorded the strongest growth. Fourth-quarter procedures for this segment of the business rose 135.3 percent to 5,224, ending the full year with 17,549 procedures, a year-over-year increase of 219 percent.

     Dr. Stephen Joffe, LCA-Vision chairman and chief executive officer, commented: "Fourth-quarter procedure volume was the highest in the company's history. That healthy trend should continue unabated in 1999, and with it a steady, sustainable improvement in profitability. Cash flow continues to be strong and positive, and financially we have never been in a better position to capitalize on the robust growth we see ahead. We remain confident we will achieve positive earnings per share in 1999 -- our breakout year.

     "The steady quarter-over-quarter growth we are seeing in the number of laser vision correction procedures reflects an accelerating rate of patient acceptance across the country," Dr. Joffe noted. "According to 1998 analyst estimates, over 400,000 laser vision correction procedures were performed in the U.S. alone, and that represents a 75 percent increase over 1997. With a pool of over 162 million Americans in 1998 who could have benefited from laser vision correction, market penetration to date is well below 1 percent of the potential market. With the FDA's recent approval of laser vision correction for farsightedness, an additional 20 million potential patients will be eligible for treatment in 1999.

     "The potential market for laser vision correction is huge. Today, we believe enthusiastic patient acceptance, positive word of mouth and more effective marketing techniques are steadily building the kind of critical mass that will ignite the explosive growth heralded by industry sages in 1996."

     LCA-Vision, which operates laser vision correction centers in the U.S., Canada, and Europe, is supported by a network of 600 physicians and 800 referring optometrists. Since inception, more than 45,000 laser vision correction procedures have been performed at the company's centers.

     LCA-Vision also manages laser, and minimally invasive, multi-specialty programs for major hospitals across the country. For additional news and information about LCA-Vision and laser vision correction, please visit the company's website at www.lca-vision.com.

     Safe Harbor Statement: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of competition and pricing, procedure demand and marketplace acceptance, and unforeseen fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

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